UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas		78209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 6, 2008, the Board of Directors (the “Board”) of Pioneer Drilling Company (the “Company”) appointed John Michael Rauh and Scott D. Urban to serve as members of the Board, effective immediately.

Mr. Rauh and Mr. Urban will participate in the Company’s standard non-employee director compensation arrangements. In accordance with such arrangements, Mr. Rauh and Mr. Urban were each granted an option to purchase 10,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the date of grant in connection with their appointment, pursuant to the terms of the Company’s 2007 Incentive Plan. These options are scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Rauh’s and Mr. Urban’s continued service as a director on each such installment date.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description

99.1	Press release issued by Pioneer Drilling Company on October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ William D. Hibbetts
William D. Hibbetts
Interim Chief Financial Officer

Dated: October 6, 2008

Exhibit Index

Exhibit No.	Document Description

99.1	Press release issued by Pioneer Drilling Company on October 6, 2008